EXHIBIT (e)(2)(a)

SCHEDULE A EATON VANCE MUNICIPALS TRUST II DISTRIBUTION AGREEMENT I. Funds sold prior to JUNE 23, 1997 Agreement

Name of Fund Adopting this Agreement	Prior Agreements Relating to Class B Assets
Eaton Vance Insured Municipals Fund (formerly	February 25, 1994 / June 19, 1995 / November 1, 1996
Eaton Vance Florida Insured Municipals Fund)
Eaton Vance Hawaii Municipals Fund	February 25, 1994 / June 19, 1995 / November 1, 1996
Eaton Vance High Yield Municipals Fund*	June 19, 1995 / November 1, 1996
Eaton Vance Kansas Municipals Fund	February 25, 1994 / June 19, 1995 / November 1, 1996

• The Prior Agreement relating to this Fund’s Class C assets is dated March 24, 1997.

II. Funds sold since June 23, 1997

Name of Fund Adopting this Agreement (effective date)

Eaton Vance Tax-Advantaged Bond Strategies Fund (February 3, 2009)
Eaton Vance Tax-Advantaged Bond Strategies Fund Intermediate Term Fund (October 19, 2009)
Eaton Vance Tax-Advantaged Bond Strategies Fund Long Term Fund (October 19, 2009)